Contact: Louise Solomon
Tower Records
(916) 373 2574
lsolomon@towerrecords.com

For Immediate Release
MTS, Incorporated Announces Agreement For New Credit Facility
And Supplemental Financing

Sacramento, CA — MTS, Incorporated, dba Tower Records, the leading independent specialist retailer of entertainment software, today announced that it has agreed on the terms to refinance its bank credit facility through 2005.

CIT Group/Business Credit Inc. will provide Tower Records with a credit line of $125 million. In addition, the company has agreed on the terms of a $26 million loan from JP Morgan Chase and the other lenders under the company’s existing credit facility. Both the CIT credit facility and the supplemental loan will mature on April 1, 2005.

The CIT credit facility and supplemental loan will be finalized upon and are subject to the execution of definitive loan documents and the simultaneous completion of the sale of Tower Records’ Japanese operations. In April 2002, the company announced that it had entered into an agreement to sell its Japanese operations to Nikko Principal Investments Japan Ltd., and later announced that a closing date of August 15, 2002 had been set for the transaction.

When making the announcement, Tower Records’ president and CEO, Michael Solomon, said, “We are pleased with our new banking facilities, which form an important part of our financial strategy and, we believe, provide us with ample liquidity. We plan to use the proceeds for general working capital needs and to invest in initiatives designed to enhance sales and profitability. Our intention is to strive for continuous improvement in both our operations and store performance, while remaining dedicated to providing our customers with the best entertainment shopping experience within a specialty retail environment.”

About Tower Records
Since 1960 Tower Records has been recognized and respected throughout the world for its unique brand of retailing. Founded in Sacramento CA, by current Chairman Russ Solomon, the company’s growth over four decades has made Tower Records a household name.

Tower Records owns and operates 171 stores worldwide with 58 franchise operations. The company opened one of the first Internet music stores on America Online in June 1995 and followed a year later with the launch of TowerRecords.com. The site was named “Best Music Commerce site” by Forrester Research.

Tower Records’ commitment to introducing its customers to the latest trends in new product lines is paramount to the organization’s retail philosophy. Tower forges ahead with the development of exciting shopping environments, espousing diverse product ranges, artist performance stages, personal electronics departments, and digital centers. Tower Records maintains its commitment to providing the deepest selection of packaged entertainment in the world merchandised in stores that celebrate the unique interests and needs of the local community.

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This press release contains certain forward-looking statements. These forward-looking statements generally can be identified by the context of the statement or the use of words such as the Company or its management “believes,” “anticipates,” “intends,” “expects,” “plans,” or words of similar meaning. Similarly, statements that describe the Company’s future plans, objectives, strategies or goals are forward-looking statements. Although the management of the Company believes that the assumptions underlying the forward-looking statements are reasonable, these assumptions and the forward-looking statements are subject to various factors, risks and uncertainties, many of which are beyond the control of the Company, including, but not limited to: consumer demand for the Company’s products, which is believed to be related to a number of factors, including overall consumer spending patterns, weather conditions and new releases available from suppliers; an increase in competition, including Internet competition and competition resulting from electronic or other alternative methods of delivery of music and other products to consumers, or unanticipated margin or other disadvantages relative to competitors; the continued availability and cost of adequate capital to fund the Company’s operations; higher than anticipated interest, occupancy, labor, distribution and inventory shrinkage costs; unanticipated adverse litigation expenses or results; higher than anticipated costs associated with the implementation of the Company’s business plan and/or lower than anticipated resulting operations and cash flow benefits; anticipated increases in the cost of merchandise sold by the Company; the changes in foreign currency rates and economic and political risks; the ability of the Company to comply with the ongoing monthly affirmative and negative covenants as prescribed under the Company’s existing credit facility; the successful refinancing of the Company’s existing credit facility, which is dependent upon the successful completion of the sale of the Company’s Japanese operations and the negotiation and execution of definitive loan documents covering the CIT credit facility and the supplemental loan; the ability of the Company to continue to service its senior subordinated notes; and the other risk factors disclosed in the Company’s filing with the Securities and Exchange Commission, including its annual report on Form 10-K. Accordingly, actual results could differ from those contemplated by the forward-looking statements contained in this press release.